Exhibit 4.1

C0000000230 | M Number Shares * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * 00000000 INCORPORATED UNDER THE ONTARIO BUSINESS CORPORATIONS ACT **SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000 CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****S PECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI* THIS CERTIFIES THAT Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPEC IMEN12549110000000000CI*Financial*Corp.zero****SPECISMENP1254E911C0000I0M00000ECI*NFinancial*Corp.zero****SPECIMEN12549110000000000CI*Fin ancial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIME N12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financ ial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12 549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial *Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549 110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Corp.zero****SPECIMEN12549110000000000CI*Financial*Co **012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zer o****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp. zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Co IS THE REGISTERED HOLDER OF ial*Corp.zero****012549110000000000CI*Financial*Corp.*zero*****01205491*100*0000*0000CI*Financial*Corp.zero****012549110000000000CI*Fin rp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial *Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financ ancial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI* Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000 CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000 000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000000000CI*Financial*Corp.zero****012549110000 SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF CI Financial Corp. transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. Dated: Oct 08, 2020 Director COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY) TRANSFER AGENT AND REGISTRAR COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (TORONTO) TRANSFER AGENT AND REGISTRAR OR Director By By Authorized Officer Authorized Officer The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and Louisville, KY. CSAE_WIP_CIEQ_C03.mtl.pulls/000001/000001/i ISIN CA1254911003 CUSIP 125491100 Exhibit 4.1

The class of shares that this certificate represents has rights, privileges, restrictions and conditions attached thereto, and the Corporation will furnish to a shareholder on demand and without charge, a full copy of the text of (a) the rights, privileges, restrictions and conditions attached to each class of shares authorized to be issued and to each series of shares in so far as they have been fixed by the directors and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED: ______________________

______________________________ Signature of Shareholder

______________________________ Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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